Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "ILLINOIS POWER HOLDINGS II, LLC", FILED IN THIS OFFICE ON THE SEVENTH DAY OF MARCH, A.D. 2013, AT 12:44 O'CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

5299653 8100

AUTHENTICATION: 0267150

130286812

DATE: 03-07-13

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:44 PM 03/07/2013
FILED 12:44 PM 03/07/2013
SRV 130286812 - 5299653 FILE

CERTIFICATE OF FORMATION

OF

ILLINOIS POWER HOLDINGS II, LLC

1. The name of the limited liability company is Illinois Power Holdings II, LLC.

2. The address of its registered office in the State of Delaware is 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 7th day of March, 2013.

By: Kimberly M. O'Brien
Name: Kimberly M. O'Brien
Title: Authorized Person